Exhibit 99.7

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 6-K

                            REPORT OF FOREIGN ISSUER

                        PURSUANT TO RULE 13A-16 OR 15D-16
                     OF THE SECURITIES EXCHANGE ACT OF 1934

For the month of September 2002

                                  ALVARION LTD.
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                 (Translation of registrant's name into English)


                   21A Habarzel Street, Tel Aviv 69710, Israel
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                     (Address of principal executive office)


Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F |X|   Form 40-F |_|

Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934. Yes |_| No |X|



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     The following are included in this Report on Form 6-K:

1. Letter to shareholders concerning additional information to the information provided by a proxy statement.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                          ALVARION LTD.

Date: September 23, 2002                  By: /s/ Dafna Gruber
                                              Name: Dafna Gruber
                                              Title: Chief Financial Officer

                                  ALVARION LTD.
                               21A HABARZEL STREET
                             TEL AVIV 69710, ISRAEL


                                                            September 18, 2002

Dear Fellow Shareholders:

           Earlier this month, Alvarion Ltd. sent you a proxy statement, dated September 9, 2002, which should have reached you by now. If you have not yet received a copy, please telephone us at + 972-3-645-6262 so that we may arrange for one to be delivered to you.

           Your vote is very important and we therefore urge you to complete, date and sign the form of proxy which we sent you and to return it to us promptly. If you need another copy of the form, please let us know and we will provide you with one promptly.

           Finally, please note that the first proposed resolution set forth on page 10 of the September 9 proxy statement inadvertently omitted our Chief Executive Officer, Zvi Slonimsky, from the list of directors to whom we propose to grant new options. The resolution which will be proposed at the Annual General Meeting will also provide for the grant of 474,000 new options to Mr. Slonimsky.

           If you have already returned a signed proxy to us, you are not required to take any further action in order to have your votes cast as specified in the proxy. If you wish to revoke or change your proxy, you may do so by filing with us a written notice of revocation, by filing with us a duly executed proxy bearing a later date or by voting in person at the meeting.

           I look forward to seeing as many of you as possible at the meeting.



                                                       Very truly yours,

                                                       /s/ Aharon Dovrat

                                                       Aharon Dovrat
                                                       Chairman